Exhibit 99.1

United States Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended August 31, 2014

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(28,903,081)
Unrealized Gain (Loss) on Market Value of Futures	63,678,146
Dividend Income	7,646
Interest Income	12,396
ETF Transaction Fees	8,000
Total Income (Loss)	$34,803,107

Expenses
General Partner Management Fees	$343,961
Professional Fees	143,265
Brokerage Commissions	141,033
SEC & FINRA Registration Expense	25,214
NYMEX License Fee	8,599
Prepaid Insurance Expense	7,798
Non-interested Directors' Fees and Expenses	7,531
Total Expenses	$677,401
Net Income (Loss)	$34,125,706

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 8/1/14	$635,627,298
Additions (3,400,000 Shares)	71,388,970
Withdrawals (900,000 Shares)	(19,124,802)
Net Income (Loss)	34,125,706

Net Asset Value End of Month	$722,017,172
Net Asset Value Per Share (32,566,476 Shares)	$22.17

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended August 31, 2014 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612